Exhibit 10.2

Executive Officer Bonus Terms for FY08 Under the Section 162(m)

Executive Officer Performance–Based Bonus Plan

Plan Objective

Sun’s Executive Officer Bonus Terms for FY 08 under its Section 162(m) Executive Officer Performance-Based Plan (the “Plan”) are designed to compensate the Executive Officers, other than the Chief Executive Officer, for contributions to Sun during the Company’s fiscal year 2008. The Plan provides for quarterly cash compensation based on performance against the Plan measures.

Plan Year/Performance Periods

The Plan year is the Company’s fiscal year 2008. The performance periods are each of the Company’s four fiscal quarters during that fiscal year.

Eligibility

These terms apply to persons serving as Sun’s Executive Officers, other than the Chief Executive Officer, as of July 1, 2007. In order to receive a bonus payment with respect to any fiscal quarter, the participant must be serving as Sun’s Executive Officer as of the last business day of that fiscal quarter, except as provided below.

A participants who retires, becomes disabled, or dies during any fiscal quarter may receive a prorated bonus for the period of time during the fiscal quarter that the participant provided services to Sun. A participant who leaves Sun prior to the end of a fiscal quarter for any other reason, including but not limited to a reduction in force, voluntary resignation, or termination by Sun will be ineligible for a bonus payment with respect to that fiscal quarter and any subsequent fiscal quarter during the Company’s fiscal year 2008.

Bonus Target Percentage

The annual bonus targets under the Plan for Executive Officers, other than the Chief Executive Officer, range from 45% to 100% (as approved for each individual based on their role) of the participant’s Eligible Wages for fiscal year 2008, as determined below (the “Bonus Target”). The Bonus Targets are divided between the four fiscal quarters of fiscal year 2008 as follows (each, a “Quarterly Bonus Target”):

Fiscal Quarter	Percentage	Quarterly Bonus Target
FY 08 Q1	10%	4.5% to 10%
FY 08 Q2	25%	11.25% to 25%
FY 08 Q3	25%	11.25% to 25%
FY 08 Q4	40%	18% to 40%

For example, for FY 08 Q1, for an individual with an annual Bonus Target of 45%, the target would be multiplied by 10%, resulting in a bonus target of 4.5% of Eligible Wages for that quarter.

Plan funding is capped at 200% of the target funding amount.

Executive Officer Bonus Terms for FY08 Under the Section 162(m)

Executive Officer Performance–Based Bonus Plan

Company Performance Measures

The Plan is based on Company performance against the following measures (the “Company Performance Measures”):

1.	Q1 FY08-quarterly Revenue (weighted 50%) and quarterly Operating Income (weighted 50%);

2.	Q2 FY08-quarterly Revenue (weighted 50%) and quarterly Operating Income (weighted 50%);

3.	Q3 FY08-quarterly Revenue (weighted 50%) and quarterly Operating Income (weighted 50%);

4.	Q4 FY08-quarterly Revenue (weighted 50%) and quarterly Operating Income (weighted 50%);

Additional funding may be allocated to the Q4 bonus payments if:

1.	Q4 financial performance on Revenue and Operating Income are at target, and,

2.	Company Annual Strategic Goals are met.

Company Performance Measure Definitions

Revenue: For purposes of calculating the bonus accrual under the Plan, “Revenue” is defined as net revenue as reported in the Company’s consolidated operations analysis.

Operating Income: For purposes of calculating the bonus accrual under the Plan, “Operating Income” is defined as Operating Income, calculated on a GAAP basis, adjusted to exclude the impact of the following:

•	Restructuring charges

•	In process R & D charges

•	Intangible impairment charges

•	FY08 Bonus payments under the Plan

•	Equity Based Compensation Expense

Company Annual Strategic Goals for FY08 and Bonus Plan Funding Percentages

The Company Annual Strategic Goals for FY08 and the Bonus Plan Funding Percentages are set forth in a schedule approved by the Leadership Development and Compensation Committee.

Executive Officer Bonus Terms for FY08 Under the Section 162(m)

Executive Officer Performance–Based Bonus Plan

Measures for each quarter. The Bonus Plan Funding Percentage is determined for each fiscal quarter as follows:

1.	Q1-Q4 FY08: By funding based on actual performance against goals with respect to quarterly Revenue and quarterly Operating Income, each weighted equally;

2.	Evaluating and funding each performance measure independently;

3.	Additionally, with respect to Q4 FY08, there may be an additional bonus funding up to $20 million based on the Company Annual Strategic Goals, provided the Q4 Revenue and Q4 Operating Income goals are met. However, the total bonus funding is capped at 200% of at-target bonus funding.

Eligible Wages

Eligible Wages with respect to any fiscal quarter in fiscal year 2008 (“Eligible Wages”) shall be determined based upon the participant’s annual base salary on the last day of such fiscal quarter (September 30, 2007 for FY08 Q1, December 31, 2007, for FY08 Q2, March 31, 2008 for FY08 Q3, and June 30, 2008 for FY08 Q4).

For example, for FY 08 Q2, assuming the participant’s annual base salary on December 31, 2007 was $300,000, the participant’s Eligible Wages would be $300,000.

Eligible Wages exclude relocation allowances, expense reimbursements, tuition reimbursement, car/transportation allowances, expatriate allowances, long-term disability payments, or other commissions and bonuses paid during each quarter of FY08.

Bonus Calculation

Q1 - Q3 FY 08

The Participant’s quarterly bonus payment for Q1- Q3 FY08 will be calculated as follows:

Quarterly	Bonus Target Percentage

x Bonus Plan Funding Percentage

x Eligible Wages

= Actual Quarterly Bonus Payment

Example: In Q2, FY08, if the Company achieves 100% of Revenue goal and 100% of Operating Income goal, the actual quarterly bonus payment will be calculated as follows: (assuming a 45% annual bonus target)

Quarterly Bonus Target Percentage		11.25%
Bonus Plan Funding Percentage	X	100%
Eligible Wages	X	$300,000
Actual Quarterly Bonus Payment for Q2 FY08		$33,750

Executive Officer Bonus Terms for FY08 Under the Section 162(m)

Executive Officer Performance–Based Bonus Plan

Q4 FY08

The Participant’s quarterly bonus payment for Q4 FY08 will be calculated as follows:

Quarterly	Bonus Target Percentage

x Bonus Plan Funding Percentage (Financial Measures plus Annual Strategic Goals, if applicable)

x Eligible Wages

= Actual Quarterly Bonus Payment

Example: In Q4 FY08, if the Company achieves 100% of its quarterly Operating Income goal and 100% of its Revenue goal, and 100% of the Annual Strategic Goals, actual quarterly bonus payment will be calculated as follows:

Step One – Determine Bonus Plan Funding Percentage:

Company Actual Performance for Q4 FY08	Percentage from Schedule	Relative Weighting
Quarterly Revenue – 100%	100%	50%
Quarterly Operating Income – 100%	100%	50%
Annual Strategic Goals	100%	6%
Bonus Plan Funding Percentage		106%

Step Two – Determine actual quarterly bonus payment:

Quarterly Bonus Target Percentage		15.75%
Bonus Plan Funding Percentage	X	106%
Eligible Wages	X	$300,000
Actual Quarterly Bonus Payment for Q4 FY08		$50,085

Bonus Payment

In the U.S., bonus awards are taxable income, and will generally be paid within two and one-half (2.5) months after the close of each fiscal quarter, in any case, within the qualifying Short-term Deferral Period pursuant to IRC Section 409A. Bonuses are paid in accordance with local payroll schedules in countries outside the U.S. and subject to local and regional tax provisions.

Communication of Results

With respect to any particular fiscal quarter during fiscal year 2008, results will be communicated as soon as administratively feasible after the Company’s quarterly financial results are publicly announced.

Executive Officer Bonus Terms for FY08 Under the Section 162(m)

Executive Officer Performance–Based Bonus Plan

General Provisions and Plan Governance

This Plan is in all respects subject to the terms, definitions and provisions of Sun’s Section 162(m) Executive Officer Performance-Based Bonus Plan, which is incorporated herein by reference.